Imprimis Pharmaceuticals Signs License Agreement to Bring Proprietary Compounded Ophthalmic
Formulations to Ophthalmologists in Canada

Agreement represents the Company’s first international licensing relationship

San Diego, CA -- August 12, 2015 -- Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company focused on the development and commercialization of proprietary compounded drug formulations, today announced that it has entered into a license agreement with Advanced Dosage Forms, Inc. (“Advanced Dosage”) to expand Imprimis’ proprietary ophthalmic injectable and combination topical compounded formulations into Canada. Under the agreement, the licensee has the rights to formulate, market and sell these formulations across Canada. Marketing permissions under the successful existing educational campaign brands developed by Imprimis, Go Dropless™ and LessDrops™, are also part of the agreement.

The license agreement includes an initial cash license fee, and a per-unit royalty of the greater of $50, or 20% of the gross purchase price paid to Advanced Dosage. The non-exclusive agreement requires certain diligence requirements on the part of Advanced Dosage and provides for the conversion of the license to an exclusive license on or before December 31, 2015, based upon the achievement of certain terms and conditions.

“We are pleased to join forces with Imprimis and look forward to introducing Go Dropless and LessDrops to the estimated 1,200 ophthalmologists who perform over 250,000 cataract surgeries in our country each year,” stated John DiGenova, Principal of Advanced Dosage. We are committed to Imprimis and have already begun to build out a sales and marketing team to call on ocular surgeons that perform cataract, LASIK and other ocular surgeries to educate them of the benefits of Dropless Therapy™ and Combination Drop Therapy™ formulations. Canadian ophthalmic surgeons, like their counterparts in the U.S., desire innovative solutions to improve their practices and create enhanced experiences for their patients.”

“It is exciting to expand our Dropless Therapy injectable and Combination Drop Therapy topical formulations into Canada,” stated Mark L. Baum, CEO of Imprimis. “It has been a pleasure working with John and his team and we look forward to a mutually beneficial long-term relationship. Since we launched our ophthalmology program, we have been approached by leading Canadian ophthalmic surgeons who have expressed interest in adopting Dropless Cataract Surgery™ in their practices and we are happy to now be able to respond to their interest through this new relationship. We plan to make our proprietary ophthalmic compounded formulations available internationally, and our expansion into Canada is an important first step to help us accomplish this mission.”

ABOUT IMPRIMIS’ OPHTHALMIC FORMULATIONS

Imprimis’ proprietary ophthalmic formulations are enabled by the Company’s patent-pending SSP Technology™, which allows active pharmaceutical ingredients (APIs) that ordinarily do not mix, to solubilize into a predictable, well distributed, micronized particle suspension. Imprimis’ proprietary ophthalmic compounded formulations have been optimized for both injectable and topical applications compatible with the eye. Imprimis provides proprietary compounded antibiotic and steroid formulations, Tri-Moxi (triamcinolone acetonide and moxifloxacin hydrochloride) and Tri-Moxi-Vanc (with added vancomycin), available in single, injectable intraocular doses administered during ocular surgery. Since the launch of the Go Dropless educational campaign in April 2014, Dropless Therapy formulations have been prescribed for individual patients and administered in over 70,000 eye surgeries where, as a result of the surgery, there is inflammation and a chance for post-operative infection. Prescribers of Dropless Therapy have been reporting on its advantages, which include decreased issues with patient compliance, reduced costs to patients, and lessened post-operative physician care. More information is available at www.GoDropless.com.

In April 2015, Imprimis launched a portfolio of Combination Drop Therapy topical formulations which may require up to 50% fewer drops to be administered by patients and provide significant cost savings of up to 75% compared to current traditional post-surgery eye drop treatments. The LessDrops educational campaign aims to improve patient compliance and alleviate patient confusion associated with complex eye drop regimens. For more information, please visit www.LessDrops.com.

ABOUT ADVANCED DOSAGE FORMS, INC.

Advanced Dosage Forms, Inc. has a long established expertise in sales, marketing and specialty compounded product development with its associated specialty pharmacy units in Canada, which include the Frayne & DiGenova group of pharmacies. The Frayne & DiGenova pharmacies, with six state-of-art facilities located in Quebec, have distinguished themselves as being one of the first compounding pharmacies in Quebec, Canada, making both sterile and non-sterile formulations for the past 18 years and adhering to the strictest standards and procedures set by the Quebec Order of Pharmacists. Moreover, their intimate knowledge of the ophthalmology market has been derived from robust experience in providing high-quality, non-proprietary sterile formulations to ocular surgeons over their 18 years in business. For more information, please email digenova@advanceddf.com.

ABOUT IMPRIMIS PHARMACEUTICALS

San Diego-based Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to delivering high quality and innovative medicines to physicians and patients at accessible prices. Imprimis’ business is focused on its proprietary ophthalmology and urology drug formulations. The company’s pioneering ophthalmology formulation portfolio is disrupting the multi-billion dollar eye drop market, addressing patient compliance issues and providing other medical and economic benefits to patients. Imprimis recently launched its urology business, which includes a patented formulation to address patients suffering from interstitial cystitis and lyophilized compounded formulations for men with erectile dysfunction. For more information about Imprimis, please visit the company’s corporate website at www.ImprimisPharma.com; ophthalmology business websites at www.GoDropless.com and www.LessDrops.com; and urology business websites at www.DefeatIC.com and www.EDfree.com.

SAFE HARBOR

This press release contains forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered forward looking statements, including statements regarding, among other things, development and growth of our pharmacy operations, including integration of recently acquired pharmacies, the proposed opening of an outsourcing facility in 2015 and compliance with applicable governmental standards; development and commercialization of the company’s currently available and potential new proprietary compounded formulations; the market potential for Imprimis’ ophthalmology and urology formulations and the company’s ability to capture a significant share of these markets; plans to expand the company’s ophthalmology and urology business units and the success of any such expansion, including the launch of new formulations and any anticipated growth in the sales of or the customer base for these formulations; the success of the company’s compounding pharmacy commercialization model; the company’s anticipated use of proceeds received under its loan agreement and its potential to receive additional proceeds under the loan agreement; and the company’s projections regarding its future operating results, including expectations regarding future revenue growth and any potential to achieve profitability. Forward looking statements are based on management’s current views, expectations and assumptions and therefore are not guaranties of future performance and are subject to risks and uncertainties that may cause actual results to differ materially and adversely from those predicted by the forward looking statements. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks and uncertainties related to Imprimis’ ability to make commercially available its compounded formulations and technologies in a timely manner or at all; physician interest in prescribing, and patient interest in using, compounded formulations generally and the company’s proprietary formulations; risks related to its compounding pharmacy operations, including its ability to develop and open an outsourcing facility and maintain compliance with applicable state and federal laws and regulations; its ability to obtain third-party payor reimbursement for any of its proprietary formulations; its ability to enter into other strategic alliances, including arrangements with investors and with pharmacies, physicians and healthcare organizations for the development and distribution of its formulations; its ability to obtain intellectual property protection for its assets; its ability to accurately estimate its expenses and cash burn and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential markets for its technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry generally; competition; and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on forward looking statements. The limited information contained in this press release is not adequate for making an informed investment judgment about the company, and you are encouraged to read Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, which more fully describe the company and its business and the risks and uncertainties that may impact future performance. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Forward looking statements speak only as of the date they are made and except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

All Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws governing compounded drug formulations.

###

Source: Imprimis Pharmaceuticals, Inc., Advanced Dosage Forms, Inc., and The Frayne & DiGenova Group

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587

Media Contact

Deb Holliday

deb@pascalecommunications.com

412.877.4519

Ordering Information

Advanced Dosage Forms, Inc.

digenova@advanceddf.com